                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]


                                   May 22, 1996



Evergreen Media Corporation
433 East Las Colinas Boulevard
Irving, Texas 75309

          Re:  Evergreen Media Corporation; Class A Common Stock, par value $.01
               -----------------------------------------------------------------
               per share
               ---------

Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) 1,500,000 shares of Class A Common Stock, par value $.01 per share (the "1995 Plan Shares"), issued or to be issued by Evergreen Media Corporation (the "Company") under the 1995 Stock Option Plan for Executive Officers and Key Employees of Evergreen Media Corporation (the "1995 Plan"), (ii) 150,000 shares of Class A Common Stock, par value $.01 per share (the "Directors Plan Shares"), issued or to be issued by the Company under the Evergreen Media Corporation Stock Option Plan for Non-Employee Directors (the "Directors Plan") and (iii) 62,718 shares of Class A Common Stock, par value $.01 per share (the "BPI Plan Shares"), issued by the Company under the Broadcasting Partners, Inc. 1994 Long Term Incentive Plan (the "BPI Plan").

          We are familiar with the proceedings undertaken in connection with the authorization of the 1995 Plan Shares under the 1995 Plan, the authorization of the Directors Plan Shares under the Directors Plan and the authorization of the BPI Plan Shares under the BPI Plan. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

          We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

          Subject to the foregoing and in reliance thereon, it is our opinion that:

          (i) upon the exercise of options granted pursuant to the 1995 Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the 1995 Plan Shares pursuant to the 1995 Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the 1995 Plan Shares will be validly issued, fully paid and non-assessable securities of the Company;

Evergreen Media Corporation
May 22, 1996
Page 2


          (ii) upon the exercise of options granted pursuant to the Directors Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Directors Plan Shares pursuant to the Directors Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the Directors Plan Shares will be validly issued, fully paid and non-assessable securities of the Company; and

          (iii) upon the exercise of options granted pursuant to the BPI Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the BPI Plan Shares pursuant to the BPI Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the BPI Plan Shares will be validly issued, fully paid and non-assessable securities of the Company.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Latham & Watkins